We consent to the reference to our firm under the Caption "Experts" and to the use of our report dated June 9, 2000, except as to Note 14, as to which the date is July 4, 2000, in the Registration Statement (Form S-8) and the related prospectus of BioSyntech, Inc. dated March 28, 2001.


                                             /s/ ERNST & YOUNG LLP

                                                  Chartered Accountants

Montreal, Canada
March 28, 2001